UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2016

Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Twin Lakes San Andres Unit Interest Acquisition

On the effective date of September 1, 2016, Petrolia Energy Corporation (the “Company” or “Rockdale”) acquired a 25% net working interest in the “Twin Lakes San Andres Unit” or “TLSAU” field located in Chavez County, New Mexico (the “Net Working Interest”) based on the Purchase and Sale Agreement between the Company and Whistler Ventures LLC (“Whistler”).

TLSAU is 35 miles northeast of Roswell, New Mexico and consists of 4,864 acres of which Petrolia already owned 15% working interest in the property. The net reserves, based on internal estimates, are approximately 2.56 million barrels of oil equivalent (MMBoe) and are part of the northwestern shelf of the Permian Basin. The San Andres formation holds 100% of the TLSAU production base.

The foregoing descriptions of the Purchase and Sale Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the Purchase and Sale Agreement and Note, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

As described above under Item 2.01, the Company issued 3.5 million shares of its restricted common stock to Whistler to acquire an additional 25% working interest ownership of TSLAU. The purchase price of the shares equates to a $350,000 value, based on the $0.10/share market price of Petrolia’s shares on September 1, 2016 (the effective date of the transaction).

We claim an exemption from registration for the above issuances and grants pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities; and/or (c) were officers and/or directors of the Company, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing sales or issuances and we paid no underwriting discounts or commissions. The securities were subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01 Regulation FD Disclosure.

On September 22, 2016, the Company issued a press release titled “Petrolia Energy acquires additional interest in Permian Basin oil and gas property for $350,000”, see press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*
Purchase and Sale Agreement effective September 1, 2016, by and between Whistler Ventures, LLC and Petrolia Energy Corporation, relating to the 25% Net Working Interest in the Twin Lakes San Andres Unit

10.2*	Assignment and Transfer of Interest effective September 1, 2016 between Petrolia Energy Corporation and Whistler Ventures LLC
99.1*	Press Release of Petrolia Energy Corporation, dated September 22, 2016 titled “Petrolia Energy Acquires Additional Interest in Permian Basin Oil and Gas Property for $350,000”.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Paul Deputy
Paul Deputy CFO

Date: September 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Purchase Agreement effective September 1, 2016, by and between Whistler Ventures, LLC and Petrolia Energy Corporation, relating to the 25% Net Working Interest in the Twin Lakes San Andres Unit
10.2*	Assignment and Transfer of Interest effective September 1, 2016 between Petrolia Energy Corporation and Whistler Ventures LLC
99.1*	Press Release of Petrolia Energy Corporation, dated September 22, 2016 titled “Petrolia Energy Acquires Additional Interest in Permian Basin Oil and Gas Property for $350,000”.

* Filed herewith.